UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 22, 2020, Surgery Partners, Inc. (“Surgery Partners” or the “Company”) announced that its wholly-owned subsidiary, Surgery Center Holdings, Inc., intends to issue $115 million of additional 10.000% Senior Notes due 2027 (the “Additional Notes”), the proceeds of which are expected to be used for general corporate purposes and to fund growth-related activities, including, but not limited to, service line expansions, physician recruiting and technology infrastructure investments and potential acquisitions.

While the Company is still in the process of completing the financial closing procedures related to the quarter ended June 30, 2020, in connection with the offering of Additional Notes, the Company is providing investors with the following preliminary unaudited estimates for the quarter June 30, 2020:

•	Surgical case volumes are expected to be at least 82,500, a decrease of 38% as compared to the prior year period, primarily related to the impact of the COVID-19 pandemic

•	Revenues are expected to be at least $370.0 million, a decrease of approximately 17% as compared to the prior year period

o	Days adjusted Same-facility Revenues is expected to decrease approximately 18% to 19% over the prior period as a result of the COVID-19 pandemic, driven by volume declines that were partially offset by higher net revenue per case and mix

o	Revenues and Days adjusted Same-facility Revenues specifically exclude an estimated $43 million in direct grant payments received and recognized as revenue in the quarter as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which we expect to record separately as “Grant Funds”

•	The Company expects to report a Net Loss for the second quarter of 2020 between $(34) million and $(38) million

o	Net Loss includes an after-tax benefit of approximately $20 million from direct grant payments received as a part of the CARES Act

•	The Company expects Adjusted EBITDA to be at least $57 million, a decrease of approximately 7% as compared to the prior year period

o	Adjusted EBITDA includes a benefit of approximately $27 million (net of non-controlling interest) from direct grant payments received as a part of the CARES Act

•	Consolidated cash and cash equivalents are expected to be greater than $200 million as of June 30, 2020 and exclude approximately $120 million of Medicare Advanced Payments that the Company expects to begin to repay starting in in August 2020; and

•	The Company’s revolving credit facility is undrawn as of June 30, 2020, and the Company has the capacity to draw approximately $113 million, after consideration of outstanding Letters of Credit

Preliminary Unaudited Selected Financial Data

These preliminary unaudited estimates regarding surgical case volumes, Revenues, Same-facility Revenues, Adjusted EBITDA, and Consolidated Cash and Cash Equivalents for the quarter ended June 30, 2020 are the responsibility of management and are subject to quarter-end in connection with the completion of our customary financial closing procedures, including management’s review and finalization and to accounting review procedures by our independent registered public accounting firm, which have not yet been performed. During the course of our review process, items may be identified that would require us to make adjustments, which could result in material changes to our preliminary unaudited estimated financial results. Consequently, the results should not be viewed as a substitute for our earnings release and Quarterly Report on Form 10-Q, which are expected to be released on August 5, 2020. Actual results may differ materially from our preliminary expectations. We will provide a full GAAP reconciliation of final Adjusted EBITDA when we report our full second quarter financial results.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Company’s definition and computation of this non-GAAP financial measures may vary from those used by other companies. This measure has limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, or any other measures of operating performance derived in accordance with GAAP.  The Company defines the term “Adjusted EBITDA” as income before income taxes adjusted for net income attributable to non-controlling interests, depreciation and amortization, interest expense, net, equity-based compensation expense, contingent acquisition compensation expense, transaction, integration and acquisition costs, reserve adjustments, loss on disposals and de-consolidations, net, gain on litigation settlements and certain other items that we do not believe are representative of our ongoing operations. The Company is unable to present a quantitative reconciliation of Adjusted EBITDA to net income/loss for the period presented because management cannot reasonably predict with sufficient reliability all of the necessary components of net income/loss for the periods presented. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Item 7.01	Regulation FD Disclosure.

The Company’s wholly-owned subsidiary, Surgery Center Holdings, Inc., intends to offer, subject to market and other considerations, $115 million aggregate principal amount of Additional Notes. The offering of Additional Notes is expected to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Certain information regarding the offering and that will be presented to investors in connection with the offering is included with this Current Report as exhibit 99.1.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act or the Exchange Act.

Forward-Looking Statements

This report contains “forward-looking” statements, including those regarding Surgery Partners’ intention to offer and sell, and apply the net proceeds of, the notes and the results anticipated to be reported for the Company’s second quarter following additional review. These statements include, but are not limited to, the Company’s expectations regarding the Offering. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to the risk that the proposed offering and related redemption is not completed on the terms or in the amounts anticipated, or at all and , and the other risks identified in Item 1A under the heading “Risk Factors” recent Annual Report on Form 10-K and in the Company’s current reports on Form 10-Q. The Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Investor Presentation, dated July 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Jennifer Baldock
Jennifer Baldock Senior Vice President and Chief Legal Officer

Date: July 22, 2020